Exhibit 10.1

Execution Version

SHARE SUBSCRIPTION AGREEMENT

dated as of July 28, 2014

By and Between

CHINA COMMERCIAL CREDIT, INC.

and

LANGWORTH HOLDINGS LIMITED

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SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is dated as of July 28, 2014, by and between China Commercial Credit, Inc., a Delaware corporation (the “Company”), and Langworth Holdings Limited, an exempted company organized and existing under the laws of the Seychelles Islands (the “Purchaser”).

BACKGROUND

The Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to subscribe for and purchase from the Company, shares of Common Stock of the Company, par value $0.001 per share (the “Ordinary Shares”), upon the terms and subject to the conditions set forth herein.

Concurrently herewith, the parties hereto are executing and delivering an Investor’s Rights Agreement in the form attached hereto as Exhibit A (as amended, modified, restated or supplemented from time to time, the “Investor’s Rights Agreement”), pursuant to which, among other things, the Company agrees to provide certain registration rights with respect to the Ordinary Shares under the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Securities Act”).

In consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01        Certain Defined Terms.

For purposes of this Agreement:

“Action” means any claim, complaint, action, suit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Affiliated Entities” means the entities which is a subsidiary through which the Company conducts its operations in the PRC by way of contractual arrangements.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

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“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien or encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Group Companies” means the Company and its Affiliated Entities and Subsidiaries.

“Knowledge” means the actual knowledge of the executive officers of the Company.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Material Adverse Effect” means any circumstance, change in or effect on the Company and the Subsidiaries that is materially adverse to the consolidated results of operations or the consolidated financial condition of the Company and the Subsidiaries, taken as a whole.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Subsidiaries” means, with respect to the Company, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more intermediaries (including, without limitation, other Subsidiaries), or both, by the Company.

“Transaction Documents” mean this Agreement, the Investor Rights Agreement and all schedule and exhibits attached to hereto and thereto.

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Section 1.02        Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Agreement”	Preamble

“Closing”	2.02

“Closing Date”	2.02

“Company”	Preamble

“Ordinary Shares”	Recitals

“Purchaser”	Preamble

“Warrant”	3.02

“Investor’s Rights Agreement”	Recitals

“SEC”	Preamble to Article III

“SEC Documents”	Preamble to Article III

“Securities Act”	Recitals

“Subscription Price”	2.01

“Subscription Shares”	2.01

Section 1.03        Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)    when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

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(d)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)   any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h)   references to a Person are also to its successors and permitted assigns; and

(i)     the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II
SUBSCRIPTION

Section 2.01        Subscription of the Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to the Purchaser, and the Purchaser shall subscribe from the Company, 6,123,406 Ordinary Shares (the “Subscription Shares”) at the subscription price (the “Subscription Price”) shall be the higher of (A) Ten Cents (US$ 0.10) above the consolidated closing bid price of July 25, 2014 or (B)Two Dollars and Eighty Cents $ 2.80 per Ordinary Share.

Section 2.02        Use of Proceeds

The Company may only use the proceeds for working capital, repayment of credit facilities from the Bank of Agriculture and other general corporate use.

Section 2.03        Closing. Subject to the terms and conditions of this Agreement, the issuance, sale and subscription of the Subscription Shares contemplated by this Agreement (the “Closing”) shall take place following the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Section 6.01 and Section 6.02 or at such other place or at such other time or on such other date as the Company and the Purchaser may mutually agree upon in writing provide that such date shall not be later than August 15, 2014 (the date of the Closing, the “Closing Date”).

Section 2.04        Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(a)    duly issued certificates evidencing the Subscription Shares, registered in the name of the Purchaser;

(b)   executed counterparts of the Transaction Documents to which the Company is a party;

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(c)    a certificate of a duly authorized officer of the Company certifying as to the matters set forth in Section 6.02(a).

Section 2.05        Closing Deliveries by the Purchaser.

At the Closing, the Purchaser shall deliver to the Company:

(a)    the Subscription Price by wire transfer in immediately available funds in RMB to the bank account designated by the Company;

(b)   executed counterparts of the Transaction Documents to which the Purchaser is a party; and

(c)    a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 6.01(a).

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date (except for those representations and warranties made as of a specific date or time) that, except as set forth in any forms, reports and documents filed or furnished by the Company with the Securities and Exchange Commission (the “SEC”) under the Exchange Act (such documents, as supplemented and amended since the times of filing, collectively, the “SEC Documents”) filed prior to the date of this Agreement (and without regard to any amendment thereto filed after the date of this Agreement) to the extent such information is reasonably apparent as pertaining to any section of this Article III:

Section 3.01        Organization, Authority and Qualification of the Group Companies.

Each of the Group Companies is a corporation duly organized, validly existing and in good standing under the applicable laws and has all necessary power and authority to enter into Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Group Companies is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, the Transaction Documents. The execution and delivery of Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. Assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective term except as the same may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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Section 3.02        Capitalization.

The authorized capital of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001 per share and 10,000 shares of Preferred Stock, par value of $0.001 per share. As of December 31, 2013, (i) 12,246,812 Ordinary Shares were issued and outstanding and (ii) 2,002,500 warrants to purchase 1,001,250 Ordinary Shares (the “Warrants”). None of the issued and outstanding Ordinary Shares were issued in violation of any preemptive rights. Except for the Warrants, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Ordinary Shares or obligating the Company to issue or sell any Ordinary Shares, or any other interest in the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Ordinary Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Upon consummation of the transactions contemplated by this Agreement, the Subscription Shares issued to the Purchaser will be duly authorized, validly issued, fully paid and nonassessable and free of any Encumbrances (other than those created by the Purchaser), except for any restrictions on transfer as set forth in this Agreement or imposed by applicable securities Laws.

Section 3.03        No Conflict.

Assuming that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained, all filings and notifications listed in Section 3.04 have been made, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of Transaction Documents by the Company do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation or bylaws (or similar organizational documents) of each of the Group Companies , (b) conflict with or violate any Law or Governmental Order applicable to each of the Group Companies or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which each of the Group Companies is a party; except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by the Transaction Documents.

Section 3.04        Governmental Consents and Approvals.

The execution, delivery and performance of Transaction Documents by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) the filing with the SEC of one or more registration statements in accordance with the requirements of the Investor’s Rights Agreement, (b) filings required by applicable securities Laws, and (c) the filings of any requisite notices and/or applications to the NASDAQ Capital Market for the issuance and sale of the Subscription Shares and the listing of the Subscription Shares.

Section 3.05        SEC Documents.

Since August 16, 2013, the Company has filed or furnished all forms, reports, documents and other materials required to be filed by it with the SEC. As of the respective dates, or, if amended, as of the date of the last such amendment, the SEC Documents, including any financial statements or schedules included therein, (i) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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Section 3.06        Tax Matters.No tax liens are currently in effect against any of the assets of any Group Companies (except for tax liens not yet delinquent). Since their respective date of incorporation, no Group Companies has incurred any taxes, assessments or governmental charges other than in the ordinary course of business. To the Knowledge of the Company, no written claim has ever been made by a Governmental Authority in a jurisdiction where the Group Companies do not file tax returns that any of the Group Companies is or may be subject to taxation by that jurisdiction. Any preferential tax treatment enjoyed by any Group Companies on or prior to the Closing Date has been in compliance with all applicable Laws except where any non-compliance will not have a Material Adverse Effect.

Section 3.07        No Material Adverse Changes.Since April 18, 2014 and as of the date hereof and as of the Closing, except otherwise as contemplated under this Agreement:

(i)                 There has not been any change in the assets, liabilities, financial condition or operating results from that reflected in the financial statements except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect other than an effect primarily or proximately resulting from (A) changes in general economic or market conditions affecting the industry generally in which the Company operates, which changes do not disproportionately affect the Company as compared to other similarly situated participants in the industry in which the Company operates; (B) changes in applicable Law or GAAP; and (C) acts of terrorism, war or natural disasters which do not disproportionately affect the Company, individually or in the aggregate;

(ii)               There has been no material labor dispute involving any Group Companies or any of its respective employees;

(iii)             There has been no material change in any compensation arrangement or agreement with any employee of any Group Companies;

(iv)             Other than travel advances and other advances made to employees in the ordinary course of business, there have been no loans or guarantees made by any Group Companies to or for the benefit of any Person except for those made in the ordinary course of business of the Group Companies;

(v)               There has been no waiver by any Group Companies of a material right or debt owing to such company except for those made in the ordinary course of business of the Group Companies;

(vi)             No Group Companies has purchased, acquired, sold, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible except for those occurred in the ordinary course of business of the Group Companies;

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(vii)           There has been no material change to, or termination of, any material contracts, no Group Companies has entered into any new material contracts except in the ordinary course of business and as previously disclosed to the Purchaser, and there has been no change to the charter document or other similar organizational document of any Group Companies except as otherwise contemplated under the Transaction Documents;

(viii)         There has been no declaration, setting aside or payment or other distribution in respect of any of the share capital of any Group Companies, or any direct or indirect redemption, purchase or other acquisition of any such share capital by any Group Companies;

(ix)             There has been no damage to, destruction or loss of physical property (whether or not covered by insurance) materially affecting the business or operations of any Group Companies except in the ordinary course of business consistent with past practice; or

(x)               There has been no sale, assignment or transfer of any tangible or intangible assets of any Group Companies except in the ordinary course of business consistent with past practice.

(xi)             There has been no agreement or commitment by any Group Companies to do any of the things described in this Section 3.07.

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Section 3.08        Litigation.There are no actions, suits, inquiries, proceedings or investigations pending (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting any Group Companies, or any of its respective assets or properties, nor is there any action, suit, proceeding or investigation by the Group Companies currently pending or that any Group Companies intends to initiate, which would have a Material Adverse Effect.

Section 3.09        Property.Each Group Companies has good and marketable title to its properties and assets held free and clear of any mortgage, pledge, lien, encumbrance, security interest or charge of any kind except such encumbrances or liens that arise in the ordinary course of business and that do not materially impair such Group Companies’ ownership or use of such properties or assets. With respect to the properties and assets it leases or subleases, each Group Companies is in compliance with such leases or subleases and the Applicable Laws in all material respects and such Group Companies holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets. All necessary consents and permits have been obtained for any and all lease or sublease of its property and assets.

Section 3.10        Entire Business.As of Closing, there are no material facilities, services, assets or properties shared with any other entity, which are used in connection with the business conducted by the Group Companies, and all of the facilities, services, assets or properties owned by the Group Companies are sufficient to conduct its business as now conducted or proposed to be conducted.

Section 3.11        Compliance.As of Closing, each Group Company is, and has been, in compliance in all material respects with all applicable Laws except where such non-compliance will not have a Material Adverse Effect. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Companies of, or a failure on the part of such entity to comply with, any applicable Laws in any material respect, or (b) may give rise to any obligation on the part of any Group Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature which would have a Material Adverse Effect. To the Knowledge of the Company, no Group Companies is under investigation with respect to a material violation of any laws or regulations.

Section 3.12        Related Party Transactions.None of the officer, director, beneficial owners of more than 10% the outstanding Ordinary Shares as of the date of the Transaction Documents, nor any immediate family member of any of the foregoing, either directly or indirectly, owns a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to any Group Companies any goods, products, services, property, technology, intellectual or other property rights or services; or (b) any contract or agreement, to which any Group Companies is a party or by which it may be bound or affected.

Section 3.13        Intellectual Property Rights.

The Group Companies have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Documents as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect.

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Section 3.14        Employee Matters.As of the Closing Date, each Group Companies has complied in all material aspects with all applicable employment and labor laws including PRC laws and regulations in respect of tax withholdings.

Section 3.15        Foreign Corrupt Practices Act.

None of the Group Companies has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

Section 3.16        Financial Advisor Fees.There exists no contract between any Group Companies or any of its Affiliates and any investment bank or other financial advisor under which such Group Companies may owe any brokerage, placement or other fees relating to the issuance of the Subscription Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

As an inducement to the Company to enter into this Agreement, the Purchaser hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (except for those representations and warranties made as of a specific date or time) that:

Section 4.01        Organization and Authority of the Purchaser.

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Seychelles Islands and has all necessary power and authority to enter into Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, the Transaction Documents. The execution and delivery by the Purchaser of Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon its execution the Investor’s Rights Agreement to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes, and upon its execution the Investor’s Rights Agreement to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

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Section 4.02        No Conflict.

Except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of Transaction Documents by the Purchaser do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation or bylaws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, except, in the case of clauses (b) and (c), as would not materially and adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by the Transaction Documents.

Section 4.03        Governmental Consents and Approvals.

The execution, delivery and performance by the Purchaser of Transaction Documents to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

Section 4.04        Accredited Investor Status.

The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. The representations made by the Purchaser on the Accredited Investor Questionnaire (appended as Appendix A hereof) are true and correct.

Section 4.05        Regulation S; Non-U.S. Person Status.

The Purchaser represents and warrants it is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S, and further represents and warrants as follows:

(a)       The information provided by the Purchaser in the “Investor Suitability Questionnaire for Non-US Investors” attached as Appendix B hereof is true, complete and accurate in all respects.

(b)      The Purchaser is not acquiring the Subscription Shares for the account or benefit of a U.S. Person.

(c)       It has not been formed specifically for the purpose of investing in the Company.

(d)      The Purchaser hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Subscription Shares, including (i) the legal requirements of the Purchaser’s jurisdiction for the acquisition of the Subscription Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Subscription Shares; and further, the Purchaser agrees to continue to comply with such laws as long as he, she or it shall hold the Subscription Shares.

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(e)       To the knowledge of the Purchaser, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Securities being offered.

(f)       The Purchaser will offer, sell or otherwise transfer the Subscription Shares, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

(g)      The Purchaser will not engage in hedging transactions involving the Subscription Shares unless such transactions are in compliance with the Securities Act.

Section 4.06        Reliance on Exemptions.

The Purchaser understands that the Subscription Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Subscription Shares.

Section 4.07        Purchase Entirely for Own Account; Not an Underwriter.

The Securities are being acquired for such Purchaser’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(q)) to distribute any of the Securities. The Purchaser is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

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Section 4.08        Not a Broker-Dealer.

The Purchaser is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.

Section 4.09        Not a Bad Actor.

(h)      The Purchaser is not subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The information provided by the Purchaser in the “Supplemental Regulation D Questionnaire” attached as Appendix C hereof is true, complete and accurate in all respects.

Section 4.10        Restricted Securities.

The Purchaser has been advised that none of the Subscription Shares have been registered under the Securities Act or any other applicable securities laws and that the Subscription Shares are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 (b) of Regulation D and/or Regulation S thereunder, and that the Company’s reliance upon Section 4(a)(2) and/or Rule 506 (b) of Regulation D and/or Regulation S is predicated in part on such Purchaser representations as contained herein (including, for avoidance of doubt, the Accredited Investor Questionnaire attached to as Appendix A hereof). The Purchaser acknowledges that the Subscription Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Subscription Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.

The Purchaser understands and acknowledges that the certificates representing the Subscription Shares will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

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Section 4.11        Purchaser Sophistication and Ability to Bear Risk of Loss.

The Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Subscription Shares and can bear the economic risk of investment in such Subscription Shares without producing a material adverse change in such Purchaser’s financial condition. The Purchaser, either alone or with such Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Subscription Shares.

Section 4.12        Access to Information.

The Purchaser understands that an investment in the Subscription Shares involves a high degree of risk and illiquidity, including, risk of loss of their entire investment. The Purchaser represents that such Purchaser has been given access to the Company for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Subscription Shares. The Purchaser represents that such Purchaser has received and reviewed copies of the SEC Documents. The Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Subscription Shares, all as such Purchaser or such Purchaser’s qualified representative have found necessary to make an informed investment decision to purchase the Subscription Shares.

Section 4.13        Independent Investigation.

The Purchaser in making its decision to purchase the Subscription Shares herein, has relied solely upon an independent investigation made by it and its legal, tax and/or financial advisors and, is not relying upon any oral or written representations of the Company.

Section 4.14        No Advertising.

The Purchaser has not received any general solicitation or advertising regarding the offer of the Subscription Shares.

Section 4.15        Certain Trading Activities.

The Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company regarding the investment in the Company contemplated by this Agreement. The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

Section 4.16        No Broker or Finder’s Fee.

The Purchaser will not have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Group Companies for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

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Section 4.17        Legal Representation

The Purchaser has sought legal advice and is represented by counsel in the preparation and negotiation of the Transaction Documents.

ARTICLE V
COVENANTS

Section 5.01        NASDAQ Listing The Company shall promptly prepare and submit to the Nasdaq Stock Market, Inc. a listing application covering the Subscription Shares and shall use its reasonable efforts to obtain, prior to the Closing, approval for the listing of the Subscription Shares on the NASDAQ Capital Market, subject to official notice of issuance to The Nasdaq Stock Market, Inc. The Purchaser shall fully cooperate with the Company with respect to such application.

Section 5.02        Further Action.

The parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of Transaction Documents and consummate and make effective the transactions contemplated hereby and thereby.

Section 5.03        Consent of the Group Companies.

For so long as the Purchaser holds more than 10% of the Subscription Shares, the Group Companies shall not take any of the following actions, without the prior consent of the Purchaser:

(a)    amend or waive any provision of the Certificate of Incorporation adversely affecting the rights of the holders of the Purchaser’s shares;

(b)   engage in any business that is not related nor complimentary to the current and proposed businesses of the Group Companies;

(c)    except as required by applicable laws, amend any of the memorandum and articles of association and any VIE Agreements (as set forth in the SEC filings of the Company) of the Group Companies (including making any changes to the nominee holders of the controlled companies that are subject to the VIE Agreements);

(d)   merge the Company with any third-party entity, pursuant to which holders of all classes of Company's share capital immediately prior to such transaction cease to own, directly or indirectly, more than 50% of voting power of the continuing or surviving entity, (“Company Change of Control”), and engage in any transfer of controlling interests in, sale or other disposition of any of the Group Companies or the sale of all or substantially all of the assets by any of the Group Companies to any third-party entity (a “Significant Sale”);

(e)    cease a substantial part of the business of the Group Companies, or wind up, dissolve or liquidate the Group Companies or commence any such proceedings or actions, where such action shall have a material adverse effect on the Group Companies as a whole, except if the business of the ceased or dissolved entity will be carried out by another Group Company;

(f)    initiate any changes to the size or structure of the board of directors of the Group Companies except resignation of director(s) in the ordinary course of business;

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(g)   any corporate action which alters the capital structure of, or rights conferred by securities issued by, the Company, including the issuance of any equity or equity-linked securities, the granting of an option to subscribe for securities, the adjustment, split, combination, reclassification or redemption of securities, the buy-back of securities, the establishment of any share option or employee scheme; except for (i) securities issued pursuant to the Company’s incentive plans that have been properly adopted and approved previously; (ii) securities issued to directors, officer, employees, and/or consultants in the ordinary course of business under the existing plan which were duly approved previously; (iii) issuance of Ordinary Shares upon exercise of warrants issued and outstanding as of the date of this Agreement; (iv) securities issued pursuant to any bona-fide acquisition or strategic transaction with the amount less than $1,000,000; and (v) securities issued in any private placement where the Ordinary Shares to be issued is no more than twenty percent (20%) of the total issued and outstanding Ordinary Shares at the time of consummation of such private placement; and

(h)   incur debts by the Group Companies outside of the ordinary course of business such that the outstanding consolidated indebtedness of the Group Companies is in excess of US$20 million.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.01        Conditions to Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)             Representations, Warranties and Covenants. (i) the representations and warranties of the Purchaser contained in this Agreement and the appendices hereof (A) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (B) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects;

(b)               No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions; and

(c)                Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Subscription Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

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Section 6.03        Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)                Representations, Warranties and Covenants. (i) The representations and warranties of the Company contained in this Agreement (A) that are not qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing and (B) that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing, other than such representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company at or before the Closing shall have been complied with in all material respects;

(b)               No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by the Transaction Documents illegal or otherwise restraining or prohibiting the consummation of such transactions;

(c)                No Material Adverse Change. There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect or above taken as a whole.

(d)               Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it/him on or before the Closing.

(e)                Directors. Upon Closing, the Company’s board shall consist of seven members, two of whom shall be appointed by the Purchaser.

(f)                Additional Listing Application. Application for the Listing of Additional Shares with respect to listing of the Subscription Shares shall have been filed with The Nasdaq Stock Market, Inc.

ARTICLE VII
TERMINATION AND INDEMNIFICATION

Section 7.01        Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)    by the Company if the Closing shall not have occurred by August 15, 2014;

(b)   by either the Purchaser or the Company in the event that any Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable;

(c)    by the Company if the Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to the Purchaser specifying such breach,

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(d)   by the Purchaser if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Purchaser to the Company specifying such breach; or

(e)    by the mutual written consent of the Company and the Purchaser.

Section 7.02        Effect of Termination.

In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Article VIII and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01        Expenses.

Each party shall bear its own expenses and costs incurred in connection with the transactions contemplated herein.

Section 8.02        Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

(a)	if to the Company:

Address: No.1688,Yunli Road,

Wujiang, Suzhou

Jiangsu Province

People’s Republic of China

Attention: Huichun Qin, Chief Executive Officer

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Facsimile: (212) 370-7889
Email: bigrossman@egsllp.com
Attn: Barry I. Grossman, Esq.

(b)	if to the Holder:

Address: 5/F Hong Kong Trade Centre

161-167 Des Voeux Road

Central, Hong Kong

Attention: Mr. Zhenqiang Liu, Director

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If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.04        Entire Agreement

This Agreement and the Purchaser’s Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Company and the Purchaser with respect to the subject matter hereof and thereof.

Section 8.05        Assignment

This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser), as the case may be.

Section 8.06        Amendment

This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Purchaser or (b) by a waiver in accordance with Section 8.07.

Section 8.07        Waiver

Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

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Section 8.08        No Third Party Beneficiaries

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 8.09        Currency

Unless otherwise specified in this Agreement, all references to “$” set forth herein shall mean United States (U.S.) dollars and all references to “RMB” shall mean the Chinese Renminbi. All payments hereunder shall be made in RMB calculated at the middle exchange rate of published by the Bank of China on the date of the payment due date.

Section 8.10        Governing Law, Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 8.11        Counterparts

This Agreement may be executed and delivered (including by facsimile and electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

China Commercial Credit, Inc.

By:	/s/ Huichun Qin
Name:	Huichun Qin
Title:	Chief Executive Officer

Langworth Holdings Limited

By:	s/Zhenqiang Liu
Name:	Zhenqiang Liu
Title:	Director

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Appendix A

Accredited Investor Questionnaire

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Appendix B

INVESTOR SUITABILITY QUESTIONNAIRE

FOR NON-U.S. INVESTORS

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Appendix C

SUPPLEMENTAL REGULATION D QUESTIONNAIRE

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Exhibit A

Investor’s Rights Agreement

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